UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2014

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 1900
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Acucela Inc. (the "Company") entered into an employment agreement (the "Agreement") with Brian O'Callaghan, the Company's President, Chief Operating Officer, and interim Chief Financial Officer. Under the terms of the Agreement, Mr. O'Callaghan is entitled to receive the following compensation:

•	A base salary of $515,500 per year.

•
At the discretion of the Board of Directors, in connection with the hiring of a chief financial officer and defining objectives for and initiating a European business development initiative between January 1, 2015 and June 30, 2015, a bonus of up to 100% of Mr. O'Callaghan's base salary to be paid in fiscal year 2015.

•
Beginning with fiscal year 2015, an annual incentive target bonus of up to 60% of his annual salary under the Company’s Incentive Program, the terms of which were previously described in the Company’s definitive proxy statement on Schedule 14A for the 2014 annual meeting filed with the Securities and Exchange Commission on May 2, 2014.

•	Eligibility to participate in the Company’s employee benefit plans on the same basis as other executive employees.

•
A relocation package benchmarked by a third party compensation consultant, the terms of which will be mutually agreed upon in writing by Mr. O'Callaghan, the Company's Chief Executive Officer, and the Company's Compensation Committee.

•	Reimbursement of reasonable commuting expenses (including travel and accomodations), up to a maximum amount approved by the Company's Chief Executive Officer and Compensation Committee.

•
If Mr. O’Callaghan is terminated without Cause or for Good Reason (as such terms are defined in the Agreement), he will be entitled to receive 18 months of salary, up to 18 months of the premiums for Mr. O'Callaghan and his family to obtain health benefit coverage provided under the Company's then-available COBRA program, and a pro-rated portion of his annual bonus.

•
By the second quarter of 2015, subject to the discretion of the Board of Directors, either (i) an option to purchase up to 712,820 shares of the Company’s common stock at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, or (ii) a combination of stock options and restricted stock units (which awards may be less than 712,820 shares of the Company’s common stock).

•
In calendar year 2015, subject to the discretion of the Board of Directors, either (i) an option to purchase up to 712,820 shares of the Company’s common stock at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, or (ii) a combination of stock options to purchase shares of the Company's common stock and a cash award, conditioned on shareholder approval of an increase to the share reserve under the Company's 2014 Equity Incentive Plan.

The foregoing description of the Agreement is qualified in its entirety by reference to the terms of the full text of the Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.01	Employment Agreement, between Acucela Inc. and Brian O'Callaghan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ Ryo Kobuta
Ryo Kobuta, M.D., Ph.D.
Date: October 17, 2014		Chairman and Chief Executive Officer